Consent of Ernst & Young LLP, Independent Registered Public
                                 Accounting Firm


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 11 to the Registration Statement (Form N-1A, No. 333-72447) of our report dated February 15, 2007, on the financial statements and financial highlights of First Defined Portfolio Fund, LLC, dated December 31, 2006.





Boston, Massachusetts
April 26, 2007